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                                                                    Exhibit 23.1

Beasley FM Acquisition Corp.
3033 Riviera Drive
Suite 200
Naples, FL 34103



The Board of Directors
Beasley FM Acquisition Corp.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG LLP

/s/ KPMG LLP




Tampa, Florida
February 11, 2000